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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    March 3, 2004

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Address and telephone number of Registrant)

Item 5. Other Events.

        On March 3, 2004, Omega Healthcare Investors, Inc. ("Omega") announced that Explorer Holdings, L.P. ("Explorer") has priced the public offering of its 18,118,246 shares of Omega common stock at $9.85 per share. Omega has granted the underwriters a 30-day option to buy up to 2,717,736 additional shares of Omega common stock at a price of $9.85 per share, less underwriting discounts, to cover over-allotments, if any, in connection with the offering. Omega will not receive any proceeds from the sale of the shares sold by Explorer, and will only receive proceeds from the offering if the over-allotment option is exercised. A copy of the Underwriting Agreement dated March 3, 2004 by and among Omega, Explorer and the underwriters named therein is filed as Exhibit 1.1 to this Current Report on Form 8-K.

        On March 3, 2004, in connection with the offering, Omega also filed a Prospectus Supplement pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

        This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale is not permitted.

Item 7. Exhibits.

1.1	Underwriting Agreement, dated March 3, 2004, by and among Omega Healthcare Investors, Inc., Explorer Holdings, L.P. and the underwriters named therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
/s/ C. TAYLOR PICKETT Name: C. Taylor Pickett Title: Chief Executive Officer

Dated: March 4, 2004

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SIGNATURES